UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2020, NuVasive, Inc. (the “Company”) issued a press release (the “Organizational Press Release”) announcing updates to its organizational structure and leadership team. In the Organizational Press Release, the Company announced a new organizational structure that includes changes to its commercial and business unit structure. The Company is creating a new leadership position to oversee its global commercial organization, reporting directly to the Chief Executive Officer. In addition, the Company is bringing together its product and services teams under a single global leader, who will report directly to the Chief Executive Officer. The role of President, which had oversight responsibilities for the commercial organization and the Company’s business units, is being eliminated. A copy of the Organizational Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In the Organizational Press Release, the Company announced that Matthew Link, who currently serves as the Company’s President, will be transitioning from his current role and leaving the Company. Mr. Link contributed to the Company’s organizational design planning efforts, and his departure from the Company was based on mutual agreement. Mr. Link entered into a letter agreement, dated October 13, 2020, with the Company that establishes the terms and compensation associated with the transition. Mr. Link ceased to be an executive officer of the Company as of October 13, 2020, and he has agreed to remain with the Company in an advisory role from October 14, 2020 through December 31, 2020, to assist with the transition of responsibilities. During this period, Mr. Link will continue to be paid salary at his current rate and remain eligible for all company health, welfare and other benefits. Thereafter, in accordance with the Company’s Amended and Restated Executive Severance Plan, Mr. Link will be eligible to receive, in exchange for a general release of claims against the Company, the payment of (i) 12 months of annual base salary, (ii) an annual performance bonus for the year ended December 31, 2020, payable in March 2021 at the lesser of target or Board approved performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services.

On October 13, 2020, Mr. Link entered into an amendment to his existing Propriety Information, Inventions Assignment and Restrictive Covenant Agreement with the Company (the “Amended PIIA”), which provides that certain restrictive covenants, including non-competition and non-solicitation restrictions, shall continue through December 31, 2022. The Amended PIIA is intended to comply with, and be enforceable under, applicable California law. In consideration for entering into the Amended PIIA, the Company agreed to modify the terms of certain long-term incentive (“LTI”) awards previously granted to Mr. Link. Mr. Link’s restricted stock unit awards, performance restricted stock unit awards and performance cash awards that are subject to vesting during the two-year period ending December 31, 2022, will be modified such that any and all service vesting conditions for such awards for such period are waived; provided, however, that such awards shall remain subject to and conditioned on satisfaction of any and all applicable financial performance conditions and the Amended PIIA and such modification shall not shorten any performance period applicable to such awards or accelerate the settlement date of any such awards prior to the end of the performance period. Mr. Link has agreed to deposit any shares and cash issuable upon vesting of such LTI awards into an escrow account to secure his obligations under the Amended PIIA, which will be released to Mr. Link at the end of the restricted period subject to his compliance with the terms of the Amended PIIA.

On October 13, 2020, Mr. Link and the Company also entered into a general consulting and services agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Link has agreed to provide consulting services to the Company from January 1, 2021 to March 31, 2021, for which he will receive monthly compensation of $20,000.

The foregoing information is a summary of select terms from the agreements entered into with Mr. Link, is not complete, and is qualified in its entirety by reference to the full text of the agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020.

Item 8.01	Other Events.

In the Organizational Press Release, the Company also announced the hiring and appointment of Brent J. Boucher, as the Company’s Executive Vice President, Global Commercial, reporting directly to the Chief Executive Officer. Effective as of October 14, 2020, Mr. Boucher will serve as an executive officer of the Company with leadership responsibilities for the Company’s global commercial organization. In addition, the Company announced that Massimo Calafiore, who has served as Senior Vice President of the Company’s Spine business unit since January 2020 and who has been reporting to the President, has been promoted to the role of Executive Vice President, Global Business Units, reporting directly to the Chief Executive Officer. Effective as of October 14, 2020, Mr. Calafiore will serve as an executive officer of the Company with leadership responsibilities for the Company’s global product and services organization.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release issued by NuVasive, Inc. on October 14, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer

Date: October 14, 2020